Exhibit 23.2

CONSENT OF DELOITTE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-44204, 333-34648, 33-86930, 33-90392, 33-96620, 33-97490, and 333-132447) and in  the Registration Statements on Form S-8 (Nos. 333-45118, 333-40508, 333-44212, 33-41027, 33-80988, 33-94790, 33-80992, 333-142980, 333-13387, 333-13359, 333-13357, 333-56244, 333-48110, 333-35276, 333-34622, 333-94999, 333-92885, 333-87039, 333-55983, 333-55991, 333-34671, 333-81414, 333-102747, 333-133830, 333-115123, 333-128427, 333-152966, 333-159174, 333-171321, 333-171295, 333-165153, and 333-181403) of our report dated February 28, 2013 (November 12, 2013 and February 26, 2014 as to the effects of previously disclosed restatements) relating to the consolidated financial statements and financial statement schedule of PMC-Sierra, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of PMC for the year ended December 27, 2014.

/s/ Deloitte LLP

Vancouver, Canada

February 24, 2015